Exhibit 99.1

Devon Energy Corporation 333 West Sheridan Avenue Oklahoma City, OK 73102-5015

News Release

Investor Contacts	Scott Coody Shea Snyder	405 552 4735 405 552 4782
Media Contact	Chip Minty	405 228 8647

DEVON ENERGY REPORTS THIRD-QUARTER 2012 RESULTS

OKLAHOMA CITY – November 7, 2012 – Devon Energy Corporation (NYSE:DVN) today reported a net loss of $719 million for the quarter ended September 30, 2012, or $1.80 per common share ($1.80 per diluted share). A $1.1 billion non-cash asset impairment charge was the primary driver of the quarterly loss. Adjusting for this and other items securities analysts typically exclude from their published estimates, the company earned $355 million or $0.88 per diluted share in the third quarter of 2012.

The company generated cash flow from operations of $1.4 billion during the third quarter. Combined with $533 million in cash payments from the closing of its joint venture agreement with Sumitomo and other minor asset sales, Devon’s cash inflows totaled $1.9 billion in the quarter.

Strong Oil Growth Drives Production Increase

Devon continued to deliver strong oil production growth in the third quarter of 2012. Oil production averaged 143,000 barrels per day, a 14 percent increase compared to the third quarter of 2011. This was achieved in spite of the scheduled shut-down for facilities maintenance at our Jackfish 1 oil sands project, which reduced production by approximately 10,000 barrels per day. Regionally, the most significant growth came from the company’s U.S. operations, where year-over-year oil production increased 26 percent.

In total, Devon’s production averaged 678,000 oil-equivalent barrels (Boe) per day in the third quarter, a 3 percent increase compared to the year-ago quarter. Year-over-year declines in natural gas volumes driven by reduced activity levels in liquids-rich gas projects partially offset the company’s oil production growth in the third quarter.

“Devon’s capital program has delivered strong results this year with aggressive drilling programs in oil-focused basins,” said John Richels, president and chief executive officer. “As we have pursued higher-returning oil projects, we also have de-emphasized natural gas drilling, limiting overall production growth. This is exactly the right tactical decision for Devon in this environment and is consistent with our longstanding strategy to optimize returns as opposed to top-line production growth.”

Permian Basin Results Lead Operating Highlights

•	Permian Basin oil production increased 35 percent over the third quarter of 2011. Oil production accounted for nearly 60 percent of the company’s 65,000 Boe per day produced in the Permian during the third quarter.

•	In the Bone Spring and Delaware plays in the Permian Basin, the company added 25 new wells to production in the third quarter 2012. Initial 30-day production from these wells averaged 575 Boe per day.

•	Also in the Permian, Devon brought five Midland-Wolfcamp Shale wells online in the third quarter with initial 30-day production averaging 560 Boe per day.

•	In September, Devon closed its $1.4 billion joint venture agreement with Sumitomo covering 650,000 net acres in the Permian Basin. Devon has now successfully entered into two exploration joint ventures during 2012, delivering almost $4 billion in value to the company.

•	In Canada, net production from Devon’s Jackfish 1 and Jackfish 2 oil sands projects averaged 44,000 barrels per day in the third quarter. This represents a 24 percent increase in oil production over the year-ago quarter.

•	Construction of Devon’s third Jackfish oil sands project is now approximately 45 percent complete, with plant startup expected by year-end 2014.

•	The company’s third quarter activity in the Mississippian Lime play in Oklahoma was highlighted by the increase in activity to 13 operated rigs. Results from the Mississippian play continue to support Devon’s target economics.

•	Devon brought seven operated Granite Wash wells online in the third quarter. The average 30-day production rate from these wells was 1,065 Boe per day.

•	The company’s Cana-Woodford Shale production averaged 283 million cubic feet of natural gas equivalent per day in the third quarter 2012. Third-quarter liquids production increased 64 percent compared to the prior-year quarter to 13,000 barrels per day.

•	Net production in the Barnett Shale totaled 1.4 billion cubic feet of natural gas equivalent per day in the third quarter. Liquids production increased 11 percent compared to the third quarter of 2011 to 51,000 barrels per day, accounting for 22 percent of total Barnett production.

Oil and Gas Sales Total $1.7 Billion; Natural Gas Hedge Position Strengthened

Revenue from oil, natural gas and natural gas liquids sales totaled $1.7 billion in the third quarter of 2012, an 18 percent decline from the third quarter of 2011. Lower realized prices for all three products more than offset increased production. Cash settlements related to the company’s oil and natural gas hedges boosted revenue by $243 million or $3.89 per Boe in the third quarter of 2012.

The recent rise in natural gas prices has provided Devon the opportunity to add attractive hedges for next year. For the full-year 2013, the company now has approximately 1.0 billion cubic feet per day of natural gas production protected at a weighted average floor price of $3.88 per thousand cubic feet. Devon’s 2013 hedge position covers volumes equal to about 40 percent of the company’s current rate of natural gas production.

In the third quarter of 2012, the company’s marketing and midstream operating profit reached $109 million. The solid results were aided by the resumption of operations at the company’s Gulf Coast Fractionators facility in Mont Belvieu following the completion of a recent plant expansion.

Operating Costs Below Expectations

The company’s pre-tax, cash costs of $877 million, or $14.04 per Boe, were lower than forecasted for the third quarter. Pre-tax, cash costs per unit of production were 4 percent higher than the third quarter of 2011 but declined 2 percent from the second quarter of 2012. Cost containment efforts and increased production offset higher activity levels in oil-focused basins. In general, oil projects are more expensive to produce and have higher operating costs than gas production.

Balance Sheet and Liquidity Remain Strong

With third quarter net cash inflows roughly equal to capital expenditures, the company ended the quarter with a very strong balance sheet. At September 30, 2012, the company’s cash and short-term investments totaled $7.5 billion, and Devon’s net debt to adjusted capitalization was just 15 percent.

Impairment Charge Methodology

On a quarterly basis, the carrying value of Devon’s oil and natural gas assets are subject to a “ceiling test.” Under the full-cost method of accounting, the net book value of the company’s oil and gas properties, less related deferred income taxes, may not exceed a calculated ceiling. The ceiling is the estimated future net cash flow from proved oil and gas properties, discounted at 10 percent per year. Any excess is written off as a non-cash expense and may not be reversed in future periods, even though higher oil and gas prices may subsequently increase the ceiling. Future net cash flows are calculated assuming continuation of prices and costs in effect at the time of the calculation, except for changes that are fixed and determinable by existing contracts. Trailing 12-month average prices at the end of each quarter are used in the future net cash flow calculation.

As a result of this accounting calculation, Devon recorded a $1.1 billion non-cash asset impairment charge in the third quarter, reducing the carrying value of its oil and gas properties. This impairment charge resulted primarily from the decline of natural gas prices over the past 12 months and is not reflective of the fair value of the company’s assets and has no impact on cash flow or cash balances.

Non-GAAP Reconciliations

Pursuant to regulatory disclosure requirements, Devon is required to reconcile non-GAAP financial measures to the related GAAP information (GAAP refers to generally accepted accounting principles). Net debt and adjusted capitalization are non-GAAP financial measures referenced within this release. Reconciliations of these non-GAAP measures are provided on page 11.

Items Excluded from Published Earnings Estimates

Devon’s reported net earnings include items of income and expense that are typically excluded by securities analysts in their published estimates of the company’s financial results. The following table summarizes the effects of these items on third-quarter 2012 earnings.

	Quarter Ended September 30, 2012
	Before-Tax	After-Tax
Net earnings (GAAP)		$(719)
Asset impairments	1,128	719
Oil and gas derivatives	538	349
Interest rate and other financial instruments	9	6

Adjusted earnings (Non-GAAP)		$355

Diluted share count		405
Adjusted diluted earnings per share (Non-GAAP)		$0.88

Conference Call to be Webcast Today

Devon will discuss its third-quarter 2012 financial and operating results in a conference call webcast today. The webcast will begin at 10 a.m. Central Time (11 a.m. Eastern Time) and may be accessed from Devon’s home page at www.devonenergy.com.

This press release includes “forward-looking statements” as defined by the Securities and Exchange Commission. Such statements are those concerning strategic plans, expectations and objectives for future operations. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future are forward-looking statements. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of the company. Statements regarding future drilling and production are subject to all of the risks and uncertainties normally incident to the exploration for and development and production of oil and gas. These risks include, but are not limited to the volatility of oil, natural gas and NGL prices; uncertainties inherent in estimating oil, natural gas and NGL reserves; drilling risks; environmental risks; and political or regulatory changes. Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. The forward-looking statements in this press release are made as of the date of this press release, even if subsequently made available by Devon on its website or otherwise. Devon does not undertake any obligation to update the forward-looking statements as a result of new information, future events or otherwise.

The United States Securities and Exchange Commission permits oil and gas companies, in their filings with the SEC, to disclose only proved, probable and possible reserves that meet the SEC’s definitions for such terms, and price and cost sensitivities for such reserves, and prohibits disclosure of resources that do not constitute such reserves. This release may contain certain terms, such as resource potential and exploration target size. These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of being actually realized. The SEC guidelines strictly prohibit us from including these estimates in filings with the SEC. U.S. investors are urged to consider closely the disclosure in our Form 10-K for the fiscal year ended December 31, 2011, available from us at Devon Energy Corporation, Attn. Investor Relations, 333 West Sheridan Avenue, Oklahoma City, OK 73102-5015. You can also obtain this form from the SEC by calling 1-800-SEC-0330 or from the SEC’s website at www.sec.gov.

Devon Energy Corporation is an Oklahoma City-based independent energy company engaged in oil and gas exploration and production. Devon is a leading U.S.-based independent oil and gas producer and is included in the S&P 500 Index. For more in the S&P 500 Index. For more information about Devon, please visit our website at www.devonenergy.com.

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

PRODUCTION (net of royalties)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
Total Period Production:	2012	2011	2012	2011
Natural Gas (Bcf)
United States	190.2	186.5	565.3	547.9
Canada	44.8	53.4	142.7	160.3

Total Natural Gas	235.0	239.9	708.0	708.2

Oil (MMBbls)
United States	5.4	4.3	15.5	12.2
Canada	7.7	7.2	24.1	20.2

Total Oil	13.1	11.5	39.6	32.4

Natural Gas Liquids (MMBbls)
United States	9.3	8.4	26.7	24.3
Canada	0.8	0.9	3.0	2.7

Total Natural Gas Liquids	10.1	9.3	29.7	27.0

Oil Equivalent (MMBoe)
United States	46.4	43.8	136.5	127.8
Canada	16.0	17.0	50.8	49.7

Total Oil Equivalent	62.4	60.8	187.3	177.5

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
Average Daily Production:	2012	2011	2012	2011
Natural Gas (MMcf)
United States	2,067.1	2,027.7	2,063.0	2,007.1
Canada	487.2	580.0	520.8	587.1

Total Natural Gas	2,554.3	2,607.7	2,583.8	2,594.2

Oil (MBbls)
United States	58.9	46.7	56.6	44.6
Canada	83.6	78.3	87.8	74.1

Total Oil	142.5	125.0	144.4	118.7

Natural Gas Liquids (MBbls)
United States	100.8	91.0	97.7	89.0
Canada	9.2	10.2	10.8	10.0

Total Natural Gas Liquids	110.0	101.2	108.5	99.0

Oil Equivalent (MBoe)
United States	504.2	475.6	498.1	468.1
Canada	174.0	185.2	185.4	181.9

Total Oil Equivalent	678.2	660.8	683.5	650.0

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

BENCHMARK PRICES

(average prices)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Natural Gas ($/Mcf) – Henry Hub	$2.80	$4.20	$2.58	$4.21
Oil ($/Bbl) – West Texas Intermediate (Cushing)	$92.32	$89.55	$96.23	$95.42

REALIZED PRICES

	Quarter Ended September 30, 2012
	Oil (Per Bbl)	Gas (Per Mcf)	NGLs (Per Bbl)	Total (Per Boe)
United States	$84.84	$2.37	$25.07	$24.64
Canada	$58.75	$2.31	$46.41	$37.14

Realized price without hedges	$69.53	$2.36	$26.86	$27.85
Cash settlements	$6.58	$0.66	$0.03	$3.89

Realized price, including cash settlements	$76.11	$3.02	$26.89	$31.74

	Quarter Ended September 30, 2011
	Oil (Per Bbl)	Gas (Per Mcf)	NGLs (Per Bbl)	Total (Per Boe)
United States	$86.30	$3.71	$40.95	$32.11
Canada	$61.70	$3.93	$54.85	$41.42

Realized price without hedges	$70.89	$3.76	$42.35	$34.72
Cash settlements	$(0.13)	$0.40	$0.09	$1.58

Realized price, including cash settlements	$70.76	$4.16	$42.44	$36.30

	Nine Months Ended September 30, 2012
	Oil (Per Bbl)	Gas (Per Mcf)	NGLs (Per Bbl)	Total (Per Boe)
United States	$90.79	$2.12	$29.31	$24.86
Canada	$58.56	$2.26	$48.92	$36.93

Realized price without hedges	$71.19	$2.15	$31.27	$28.14
Cash settlements	$3.47	$0.75	$0.02	$3.56

Realized price, including cash settlements	$74.66	$2.90	$31.29	$31.70

	Nine Months Ended September 30, 2011
	Oil	Gas	NGLs	Total
	(Per Bbl)	(Per Mcf)	(Per Bbl)	(Per Boe)
United States	$91.18	$3.64	$39.05	$31.73
Canada	$65.30	$4.01	$55.92	$42.61

Realized price without hedges	$75.04	$3.73	$40.74	$34.78
Cash settlements	$(0.70)	$0.37	$0.07	$1.35

Realized price, including cash settlements	$74.34	$4.10	$40.81	$36.13

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Revenues:
Oil, gas and NGL sales	$1,738	$2,111	$5,270	$6,171
Oil, gas and NGL derivatives	(295)	738	515	986
Marketing and midstream revenues	422	653	1,136	1,712

Total revenues	1,865	3,502	6,921	8,869

Expenses and other, net:
Lease operating expenses	513	475	1,540	1,352
Marketing and midstream operating costs and expenses	313	515	847	1,304
Depreciation, depletion and amortization	716	566	2,080	1,622
General and administrative expenses	150	138	494	403
Taxes other than income taxes	104	108	306	336
Interest expense	110	104	296	270
Restructuring costs	—	(3)	—	(2)
Asset impairments	1,128	—	1,128	—
Other, net	(8)	61	46	88

Total expenses and other, net	3,026	1,964	6,737	5,373

Earnings (loss) from continuing operations before income taxes	(1,161)	1,538	184	3,496
Current income tax expense (benefit)	(41)	(248)	8	(301)
Deferred income tax expense (benefit)	(401)	746	4	2,184

Earnings (loss) from continuing operations	(719)	1,040	172	1,613
Earnings (loss) from discontinued operations, net of tax	—	(2)	(21)	2,584

Net earnings (loss)	$(719)	$1,038	$151	$4,197

Basic net earnings (loss) per share:
Basic earnings (loss) from continuing operations per share	$(1.80)	$2.51	$0.42	$3.83
Basic earnings (loss) from discontinued operations per share	—	—	(0.05)	6.14

Basic net earnings (loss) per share	$(1.80)	$2.51	$0.37	$9.97

Diluted net earnings (loss) per share:
Diluted earnings (loss) from continuing operations per share	$(1.80)	$2.50	$0.42	$3.82
Diluted earnings (loss) from discontinued operations per share	—	—	(0.05)	6.11

Diluted net earnings (loss) per share	$(1.80)	$2.50	$0.37	$9.93

Weighted average common shares outstanding:
Basic	405	414	404	421
Diluted	405	415	405	423

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

	Quarter Ended		Nine Months Ended
	September 30,		September 30,
	2012	2011	2012	2011
Cash flows from operating activities:
Net earnings (loss)	$(719)	$1,038	$151	$4,197
(Earnings) loss from discontinued operations, net of tax	—	2	21	(2,584)
Adjustments to reconcile earnings from continuing operations to net cash from operating activities:
Depreciation, depletion and amortization	716	566	2,080	1,622
Asset impairments	1,128	—	1,128	—
Deferred income tax expense	(401)	746	4	2,184
Unrealized change in fair value of financial instruments	535	(587)	173	(661)
Other noncash charges	22	103	136	185

Net cash from operating activities before balance sheet changes	1,281	1,868	3,693	4,943
Net decrease (increase) in working capital	26	(219)	48	(308)
Decrease (increase) in long-term other assets	(25)	6	(22)	51
Increase (decrease) in long-term other liabilities	79	(258)	68	(459)

Cash from operating activities - continuing operations	1,361	1,397	3,787	4,227
Cash from operating activities - discontinued operations	—	7	26	(13)

Net cash from operating activities	1,361	1,404	3,813	4,214

Cash flows from investing activities:
Capital expenditures	(1,961)	(1,795)	(6,228)	(5,515)
Purchases of short-term investments	(1,498)	(1,231)	(2,969)	(5,751)
Redemptions of short-term investments	278	3,367	2,308	4,665
Proceeds from property and equipment divestitures	533	8	1,397	13
Other	4	9	18	(23)

Cash from investing activities - continuing operations	(2,644)	358	(5,474)	(6,611)
Cash from investing activities - discontinued operations	—	(8)	58	3,162

Net cash from investing activities	(2,644)	350	(5,416)	(3,449)

Cash flows from financing activities:
Proceeds from borrowings of long-term debt, net of issuance costs	—	2,221	2,465	2,221
Net short-term borrowings (repayments)	600	856	(898)	3,196
Debt repayments	—	(1,760)	—	(1,760)
Credit facility borrowings	—	—	750	—
Credit facility repayments	—	—	(750)	—
Proceeds from stock option exercises	3	5	25	101
Repurchases of common stock	—	(697)	—	(1,987)
Dividends paid on common stock	(80)	(69)	(242)	(209)
Excess tax benefits related to share-based compensation	4	(1)	5	11

Net cash from financing activities	527	555	1,355	1,573

Effect of exchange rate changes on cash	(7)	(42)	31	(10)

Net change in cash and cash equivalents	(763)	2,267	(217)	2,328
Cash and cash equivalents at beginning of period	6,101	3,351	5,555	3,290

Cash and cash equivalents at end of period	$5,338	$5,618	$5,338	$5,618

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

CONSOLIDATED BALANCE SHEETS

(in millions)	September 30, 2012	December 31, 2011
Current assets:
Cash and cash equivalents	$5,338	$5,555
Short-term investments	2,164	1,503
Accounts receivable	1,113	1,379
Other current assets	818	868

Total current assets	9,433	9,305

Property and equipment, at cost:
Oil and gas, based on full cost accounting:
Subject to amortization	67,345	61,696
Not subject to amortization	3,827	3,982

Total oil and gas	71,172	65,678
Other	5,643	5,098

Total property and equipment, at cost	76,815	70,776
Less accumulated depreciation, depletion and amortization	(49,669)	(46,002)

Property and equipment, net	27,146	24,774

Goodwill	6,114	6,013
Other long-term assets	855	1,025

Total assets	$43,548	$41,117

Current liabilities:
Accounts payable	$1,485	$1,471
Revenues and royalties payable	696	678
Short-term debt	2,780	3,811
Other current liabilities	535	778

Total current liabilities	5,496	6,738

Long-term debt	8,455	5,969
Asset retirement obligations	2,009	1,496
Other long-term liabilities	863	721
Deferred income taxes	4,944	4,763
Stockholders’ equity:
Common stock	41	40
Additional paid-in capital	3,644	3,507
Retained earnings	16,217	16,308
Accumulated other comprehensive earnings	1,879	1,575

Total stockholders’ equity	21,781	21,430

Total liabilities and stockholders’ equity	$43,548	$41,117

Common shares outstanding	405	404

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

COMPANY OPERATED RIGS

	As of September 30,
	2012	2011
Number of Company Operated Rigs Running:
United States	65	59
Canada	4	11

Total	69	70

KEY OPERATING STATISTICS BY REGION

	Quarter Ended September 30, 2012
	Avg. Production	Operated Rigs at	Gross Wells
	(MBOED)	September 30, 2012	Drilled
Barnett Shale	233.6	10	65
Canadian Oilsands—Jackfish / Pike	44.3	—	9
Cana-Woodford Shale	47.2	7	41
Granite Wash	18.5	3	11
Gulf Coast / East Texas	60.5	4	18
Lloydminster	37.1	1	47
Permian Basin	65.1	20	54
Rocky Mountains	57.1	4	8
Other	114.8	20	24

Total	678.2	69	277

CAPITAL EXPENDITURES (in millions)

	Quarter Ended September 30, 2012
	United States	Canada	Total
Exploration	$304	17	$321
Development	1,026	310	1,336

Exploration and development capital	$1,330	327	$1,657
Capitalized G&A and interest			108
Midstream capital			137
Other capital			66

Total Continuing Operations			$1,968
Discontinued operations			—

Total Operations			$1,968

CAPITAL EXPENDITURES (in millions)

	Nine Months Ended September 30, 2012
	United States	Canada	Total
Exploration	$1,217	221	$1,438
Development	3,015	888	3,903

Exploration and development capital	$4,232	1,109	$5,341
Capitalized G&A and interest			308
Midstream capital			364
Other capital			270

Total Continuing Operations			$6,283
Discontinued operations			13

Total Operations			$6,296

DEVON ENERGY CORPORATION

FINANCIAL AND OPERATIONAL INFORMATION

NON-GAAP FINANCIAL MEASURES

The United States Securities and Exchange Commission has adopted disclosure requirements for public companies such as Devon concerning Non-GAAP financial measures. (GAAP refers to generally accepted accounting principles). The company must reconcile the Non-GAAP financial measure to related GAAP information. Devon believes that using net debt for the calculation of “net debt to adjusted capitalization” provides a better measure than using debt. Devon defines net debt as debt less cash, cash equivalents and short-term investments. Devon believes that netting these sources of cash against debt provides a clearer picture of the future demands on cash to repay debt.

RECONCILIATION TO GAAP INFORMATION

(in millions)

	September 30,
	2012	2011
Total debt (GAAP)	$11,235	$9,257
Adjustments:
Cash and short-term investments	7,502	6,849

Net debt (Non-GAAP)	$3,733	$2,408

Total debt	$11,235	$9,257
Stockholders’ equity	21,781	21,102

Total capitalization (GAAP)	$33,016	$30,359

Net debt	$3,733	$2,408
Stockholders’ equity	21,781	21,102

Adjusted capitalization (Non-GAAP)	$25,514	$23,510